SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 16, 2010

White Mountain Titanium Corporation
(Exact Name of Registrant as Specified in Charter)

NEVADA	333-129347	87-057730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Augusto Leguia 100, Oficina 812, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (56 2) 657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02	Unregistered Sales of Equity Securities

On or about October 25, 2010, White Mountain Titanium Corporation (the “Company”) commenced a non-public offering of 5,384,616 units pursuant to Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  The purchase price per unit is $0.65 for gross proceeds to the Company of up to $3,500,000.  Each unit consists of one share of common stock and one-quarter warrant.  Each whole warrant entitles the holder to purchase an additional share of common stock at $0.65 per share.  Each warrant is immediately exercisable through December 16, 2013.  If at any time prior to 18 months before the expiration date of the warrants the bid price of the Company’s common stock as quoted on the OTC Bulletin Board is at or over $2.00 per share for 20 consecutive trading days, the Company will have the right to accelerate the expiration date of the warrants upon 20 days prior written notice to the holders of the warrants.  The offering will terminate not later than December 31, 2010, and may be terminated by the Company earlier without prior notice and before all of the units are sold.  The securities offered will not be and have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the above offering, on December 16, 2010, the company sold 4,635,385 units for gross proceeds of $3,013,000.  The Company issued a total of 4,635,385 shares and 1,158,846 warrants to two accredited investors, one of whom was a non-U.S. person as defined in Regulation S.  The securities were issued without registration under the Securities Act by reason of the exemptions from registration afforded by the provisions of Section 4(2) of the Securities Act, and Rule 506 promulgated thereunder, and by Regulation S promulgated by the Commission.  Each person acknowledged appropriate investment representations with respect to the sales and consented to the imposition of restrictive legends upon the certificates representing the shares and warrants.  They did not enter into the transaction with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each investor was afforded the opportunity to ask questions of the Company’s management and to receive answers concerning the terms and conditions of the offering.  In connection with the sale of the securities to the non-U.S. person, the sale of the securities was made in an offshore transaction and no directed selling efforts were made in the U.S. by the Company or anyone acting on its behalf.  The Company paid $240,000 in selling commissions based upon $3,000,000 of proceeds in this offering to a licensed selling agent and granted non-transferable warrants to the selling agent to purchase 369,231 shares at a price of $0.65 exercisable until December 16, 2013; no selling commissions were paid in connection with the $13,000 in proceeds from the remaining 20,000 units sold.

With the sales of the units as set forth above, the Company currently has outstanding 49,017,397 shares of its common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: December 17, 2010	By:	/s/ Charles E. Jenkins
Charles E. Jenkins, CFO